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                                                                    Exhibit 99.1


          AEARO COMPANY I ANNOUNCES IT HAS RECEIVED REQUISITE CONSENTS
                  WITH RESPECT TO ITS TENDER OFFER AND CONSENT
         SOLICITATION FOR ITS 8 1/4% SENIOR SUBORDINATED NOTES DUE 2012

         INDIANAPOLIS, MARCH 10, 2006 - Aearo Company I (the "Company") announced today that it had received, as of 5:00 p.m., New York City time, on March 9, 2006, tenders and consents from holders of a majority in aggregate principal amount of the Company's outstanding 8 1/4% Senior Subordinated Notes due 2012 (the "Notes") in connection with its cash tender offer and consent solicitation for the Notes, which commenced on February 24, 2006. The tender offer and consent solicitation is being conducted in connection with the previously announced merger (the "Merger") of Pacer Merger Company with and into Aearo Technologies Inc., the ultimate parent of the Company.


         It is expected that the Company will execute as soon as practicable a supplemental indenture (the "Supplemental Indenture") to the indenture governing the Notes (the "Indenture") to, among other things, eliminate substantially all of the restrictive covenants, certain events of default provisions and certain defeasance provisions in the Indenture. Although the Supplemental Indenture will be executed as soon as practicable, the amendments will not become operative until a majority in aggregate principal amount of the outstanding Notes have been validly tendered and accepted for purchase pursuant to the terms of the tender offer and the consent solicitation.

         The consent solicitation expired at 5:00 p.m. New York City Time, on March 9, 2006 (the "Consent Time"). Holders who validly tendered Notes on or prior to the Consent Time will receive a consent payment of $30 per $1,000 principal amount of the Notes validly tendered and accepted for purchase (the "Consent Payment"), in addition to the tender offer consideration. Holders who validly tender their Notes after the Consent Time but before the expiration of the tender offer will not receive the Consent Payment, and will receive payment of the tender offer consideration for Notes accepted for purchase on the applicable settlement date in accordance with the terms of the Offer Documents (as defined below). The tender offer will expire at 8:00 a.m. New York City time, on March 24, 2006, unless terminated or extended (such date and time, as the same may be extended, the "Expiration Time").

         Bear, Stearns & Co. Inc. is acting as Dealer Manager for the tender offer and as the Solicitation Agent for the consent solicitation and can be contacted at (212) 272-5112 (collect) or (877) 696-BEAR (toll free). D.F. King & Co., Inc. is the Information Agent and can be contacted at (212) 269-5550 (for banks and brokers only) or (888) 644-5854 (toll free). Copies of the Offer Documents and other related documents may be obtained from the Information Agent.

         THE TENDER OFFER AND CONSENT SOLICITATION ARE BEING MADE SOLELY ON THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE AND CONSENT SOLICITATION STATEMENT DATED FEBRUARY 24, 2006 AND THE RELATED CONSENT AND LETTER OF TRANSMITTAL, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE "OFFER DOCUMENTS"). UNDER NO CIRCUMSTANCES SHALL THIS PRESS RELEASE CONSTITUTE AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL THE NOTES OR ANY OTHER SECURITIES OF THE COMPANY. THE TENDER OFFER AND CONSENT SOLICITATION ARE BEING MADE SOLELY BY THE COMPANY'S OFFER DOCUMENTS. THIS PRESS RELEASE ALSO IS NOT A SOLICITATION OF CONSENTS TO THE PROPOSED AMENDMENTS TO THE INDENTURE. NO RECOMMENDATION IS MADE AS TO WHETHER HOLDERS OF THE NOTES SHOULD TENDER THEIR NOTES OR GIVE THEIR CONSENT.

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ABOUT AEARO COMPANY

         Headquartered in Indianapolis, Ind., Aearo Company (www.aearo.com) is a leading manufacturer and supplier of personal protective equipment and energy-absorbing products, including head and hearing protection devices, prescription and non-prescription eyewear, and eye/face protection devices for use in a wide variety of industrial and household applications.

SAFE HARBOR STATEMENT

         Certain statements in this press release may contain forward-looking statements concerning the tender offer and the consent solicitation. These statements are based on the Company's current expectations and the Company can give no assurance that such expectations will prove to be correct.

CONTACT:
Aearo Company
Jeffrey S. Kulka
317-692-6983
jeff_kulka@aearo.com
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